Exhibit 10.1

AMENDMENT TO

VEECO INSTRUMENTS INC.

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

                Effective April 18, 2007, Section 5(d) of the Veeco Instruments Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”), is amended to read, in its entirety, as follows:

                  (d)           Subject to Section 10, (i) no person may be granted Options under the Plan during any calendar year with respect to more than 300,000 shares of Stock; and (ii) no person may be granted Restricted Stock and Restricted Stock Units under the Plan during any calendar year with respect to more than 200,000 shares of Stock in the aggregate; and